                               EXHIBIT (8)(g)(2)

                 AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

                                  (FIDELITY)

                       PARTICIPATION AGREEMENT ADDENDUM

                                  SCHEDULE A
                                   Accounts

                         Effective Date:  July 1, 2001

This Schedule shall be effective as of the date listed above, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and Transamerica Life Insurance Company.

------------------------------------------------------------------------------------------------
                                                                      Date of Resolutions of
                                                                      Company's Board which
       Name of Contracts                 Name of Accounts            established the Accounts
------------------------------------------------------------------------------------------------

    Fidelity Income Plus                 Fidelity Variable             August 24, 1979 (by an
 Individual Variable Annuity             Annuity Account               affiliate subsequently
          Contracts                                                   acquired by the Company)
------------------------------------------------------------------------------------------------

     Transamerica Landmark
 Individual and Group Variable        Separate Account VA B              January 19, 1990
       Annuity Contracts
------------------------------------------------------------------------------------------------

     Transamerica Freedom
 Individual and Group Variable        Separate Account VA B              January 19, 1990
       Annuity Contracts
------------------------------------------------------------------------------------------------

  Retirement Income Builder              Retirement Builder
 Individual Variable Annuity          Variable Annuity Account           March 29, 1996
          Contracts
------------------------------------------------------------------------------------------------

  Immediate Income Builder               Retirement Builder
 Variable Annuity Contracts           Variable Annuity Account           March 29, 1996
------------------------------------------------------------------------------------------------

Portfolio Select Individual              Retirement Builder
 Variable Annuity Contracts           Variable Annuity Account           March 29, 1996
------------------------------------------------------------------------------------------------

 Retirement Income Builder II            Retirement Builder
     Individual Variable              Variable Annuity Account           March 29, 1996
      Annuity Contracts
------------------------------------------------------------------------------------------------

     Transamerica Extra                Separate Account VA C             February 20, 1997
    Individual and Group
 Variable Annuity Contracts
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

Transamerica Access Individual        Separate Account VA D              February 20, 1997
           and Group
  Variable Annuity Contracts
------------------------------------------------------------------------------------------------

Privilege Select Individual           Separate Account VA E              February 20, 1997
 Variable Annuity Contracts
------------------------------------------------------------------------------------------------

Premier Asset Builder                 Separate Account VA F              May 15, 2000
 Individual Variable
  Annuity Contracts
------------------------------------------------------------------------------------------------

  Immediate Income Builder II         Separate Account VA J              May 15, 2000
 Individual Variable Immediate
       Annuity Contracts
------------------------------------------------------------------------------------------------

       Advantage V                    PFL Corporate Account One          August 10, 1998
------------------------------------------------------------------------------------------------

     PFL Variable                     PFL Variable Life Account A        July 1, 1999
Universal Life Policy
------------------------------------------------------------------------------------------------

 Legacy Builder Plus Variable            Legacy Builder                  November 20, 1998
    Universal Life Policy               Separate Account
------------------------------------------------------------------------------------------------


In witness whereof, we have hereunto set our hand as of the dates indicated:

Transamerica Life Insurance Company    Variable Insurance Products Fund

By:     /s/ Larry N. Norman             By:    /s/ Robert Dwight
        ---------------------------            ----------------------------

        Larry N. Norman                        Bob Dwight
        ---------------------------            ----------------------------

Title:  President                       Title: Treasurer
        ---------------------------            ----------------------------


Fidelity Distributors Corporation       Variable Insurance Products Fund II

By:      /s/ Mike Kellogg               By:      /s/ Robert Dwight
         ---------------------------             ----------------------------

         Mike Kellogg                            Bob Dwight
         ---------------------------             ----------------------------

Title:   Executive Vice President       Title:   Treasurer
         ---------------------------             ----------------------------